SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K



          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported)  March 17, 1998



                   THE SINGING MACHINE COMPANY, INC.
       (Exact name of Registrant as specified in its charter)




                             Delaware
           (State or Other Jurisdiction of Incorporation)



   0-24968                                     95-3795478
(Commission File Number)              (IRS Employer Identification No.)




           3101 N.W. 25th Avenue, Pompano Beach, Florida 33069
                  (Address of Principal Executive Offices)



                           (954) 968-8006
                    (Registrant's Telephone Number)




        (Former Name or Former Address, if changed since last report)


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Item 5.   Other Events.


     Pursuant to the Company's Plan of Reorganization, as Amended, on March 17, 1998, the Company announced that on March 31, 1998 (the "Record Date"), the Company will effect a one-for-ten (1-for-10) reverse stock split of the Company's Common Stock, pursuant to which each ten (10) shares of the Company's Common Stock outstanding will be converted into one (1) share of the Company's Common Stock. Trading in the Company's new shares will commence at the opening of business on April 1, 1998. No fractional shares will be issued and stockholders who would be entitled to receive fractional shares because they held a number of shares not evenly divisible by ten, will be entitled to receive, in lieu of such fractional shares, shares based on rounding to the nearest whole share. The total number of shares of the Company's common stock outstanding prior to the reverse split is 2,883,582 and the total number of shares of the Company's common stock that will be outstanding after the reverse split will be approximately 288,358. In connection with the reverse split, the Company maintained the par value of its common stock at $.01 par value per share.

                               SIGNATURES


     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE SINGING MACHINE COMPANY, INC.



March 23, 1998                          By:/s/John Klecha
                                           John Klecha, Secretary